Exhibit 99.1

ZyVersa Therapeutics Reports Third Quarter 2025 Financial Results

●	ZyVersa is advancing a therapeutic development pipeline with multiple programs built around its two proprietary technologies – Cholesterol Efflux Mediator VAR 200 for treatment of kidney diseases, and Inflammasome ASC Inhibitor IC 100 for treatment of chronic inflammatory diseases.

●	The lead indication for VAR 200 is focal segmental glomerulosclerosis (FSGS) with potential indication expansion in Alport syndrome and diabetic kidney disease.

●	The lead indication for IC 100 is cardiometabolic conditions, with potential indication expansion in rare kidney diseases.

●	Raised approximately $2.05 million in Q3-2025; $4.05 million year-to-date.

Weston, FL (November 19, 2025) - ZyVersa Therapeutics, Inc. (OTCQB: ZVSA, or “ZyVersa”), a clinical-stage specialty biopharmaceutical company developing first-in-class drugs for treatment of patients with renal and inflammatory diseases who have unmet medical needs, reports financial results for the quarter ended September 30, 2025.

Third Quarter, 2025 FINANCIAL RESULTS

Cash on hand was $0.5 million as of September 30, 2025. Based on our current operating plan, we expect our cash and cash equivalents will be sufficient only to fund operating expenses and capital expenditure requirements on a month-to-month basis. ZyVersa will need additional financing to support its continuing operations, pay for its current liabilities, and to meet pipeline development initiatives. ZyVersa will seek to fund its operations and preclinical/clinical activity through public or private equity, debt financings, or other sources which may include government grants, collaborations with third parties, or outstanding warrant exercises.

Research and development expenses were $0.4 million for the three months ended September 30, 2025, a decrease of $0.1 million or 16.3% from the three months ended September 30, 2024. The decrease is attributable to lower research and development consultant costs of $75 thousand due to the use of fewer consultants in the current year.

General and administrative expenses were $1.7 million for the three months ended September 30, 2025, a decrease of $0.1 million or 5.1% from the three months ended September 30, 2024. The decrease is primarily attributable to a decrease of $0.1 million due to lower director and officer insurance premiums, a $0.1 million decrease in professional fees due to lower accounting and legal expenses, and a decrease of $0.1 million in stock-based compensation expense due to options becoming fully amortized in 2025. These decreases were slightly offset by an approximately $0.3 million increase in commitment fees related to the Equity Purchase Agreement entered into on June 24, 2025.

Pre-tax losses were $20.7 million for the three months ended September 30, 2025, an increase of $18.3 million compared to a pre-tax loss of approximately $2.4 million, for the three months ended September 30, 2024. The higher net loss reported for the three months ended September 30, 2025 is primarily due to the impairment of research and development of $18.6 million compared to none for the three months ended September 30, 2024. The impairment is a result of the decline in ZyVersa’s market capitalization and the inability to demonstrate that financing of the in-process research and development’s milestones is assured as of September 30, 2025.

Net losses were approximately $19.8 million for the three months ended September 30, 2025, an increase of $17.4 million compared to a net loss of approximately $2.4 million for the three months ended September 30, 2024. A deferred tax benefit of approximately $0.9 million for the three months ended September 30, 2025, compared to no tax benefit or expense during the three months ended September 30, 2024, resulted from the impairment of the in-process research and development.

ABOUT ZYVERSA THERAPEUTICS, INC.

ZyVersa (OTCQB: ZVSA) is a clinical stage specialty biopharmaceutical company leveraging advanced, proprietary technologies to develop first-in-class drugs for patients with renal and inflammatory diseases who have significant unmet medical needs. The Company is currently advancing a therapeutic development pipeline with multiple programs built around its two proprietary technologies – Cholesterol Efflux Mediator VAR 200 for treatment of kidney diseases, and Inflammasome ASC Inhibitor IC 100 for treatment of chronic inflammatory diseases. For more information, please visit www.zyversa.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current intentions, plans, beliefs, expectations, or forecasts and include, for example, our belief that we have sufficient liquidity to fund our business operations on a month-to-month basis and anticipated levels of capital expenditures for the coming months or year. Forward-looking statements are neither historical facts nor assurances of future performance, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. ZyVersa Therapeutics, Inc. (“ZyVersa”) uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions. Such forward-looking statements involve inherent risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including ZyVersa’s ability to obtain the funding necessary to advance the development of our product candidates and maintain its business operations; plans to develop and commercialize its product candidates, the timing of initiation of ZyVersa’s planned preclinical and clinical trials; the timing of the availability of data from ZyVersa’s preclinical and clinical trials; the timing of any planned investigational new drug application; ZyVersa’s plans to research, develop, and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of ZyVersa’s product candidates; ZyVersa’s commercialization, marketing and manufacturing capabilities and strategy; ZyVersa’s ability to protect its intellectual property position; and ZyVersa’s estimates regarding future revenue, expenses, capital requirements and need for additional financing.

New factors emerge from time-to-time, and it is not possible for ZyVersa to predict all such factors, nor can ZyVersa assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements included in this press release are based on information available to ZyVersa as of the date of this press release. ZyVersa disclaims any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

CORPORATE, MEDIA, IR CONTACT

Karen Cashmere

Chief Commercial Officer

kcashmere@zyversa.com

786-251-9641

ZYVERSA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2025	2024	2025	2024
Operating Expenses:				
Research and development	$ 365,053	$ 436,043	$ 1,033,865	$ 1,658,030
General and administrative	1,739,174	1,833,578	5,259,064	6,192,205
Impairment of in-process research and development	18,647,903	-	18,647,903	-
Total Operating Expenses	20,752,130	2,269,621	24,940,832	7,850,235
Loss From Operations	(20,752,130)	(2,269,621)	(24,940,832)	(7,850,235)
Other (Income) Expense:				
Interest expense	131,350	131,635	380,946	131,794
Change in fair value of equity payable	(226,262)	-	(196,313)	-
Pre-Tax Net Loss	(20,657,218)	(2,401,256)	(25,125,465)	(7,982,029)
Income tax benefit (provision)	851,659	-	851,659	(9,707)
Net Loss	$ (19,805,559)	$ (2,401,256)	$ (24,273,806)	$ (7,991,736)
Net Loss Per Share - Basic and Diluted	$ (2.56)	$ (2.43)	$ (4.63)	$ (9.79)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	7,740,678	988,378	5,237,544	816,293